U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2007

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

     DELAWARE                        0 - 32093                  91-2022980
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 (State or other                    (Commission                   (I.R.S.
  jurisdiction                      File Number)             Identification No.)
of incorporation)

     1601-B ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                                       92606
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (949) 757-0855

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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company's CEO, President, Secretary and Treasurer, Roger W.A. Spillmann has temporarily reduced his workload, due to medical reasons. To assist Mr. Spillmann with the management of the Company during this time, on January 24, 2007, the Board of Directors appointed William A. Nitze as its Acting CEO for one month. Mr. Spillmann will continue to serve as the Company's President, Secretary and Treasurer and is expected to resume his full duties as CEO.

BIOGRAPHY OF WILLIAM A. NITZE, ACTING CEO

Mr. Nitze, Chairman of our Board of Directors since June 2006, Interim Chairman February 2006 through June 2006, Director since August 2005, and Chairman of our subsidiary HiEnergy Defense, Inc. (since August 2003), has been Chairman of GridPoint, Inc. since November 2003, and Chairman of Oceana Energy Systems since March 2006. He was President of Gemstar Group, Inc. (Global Environmental Market Solutions through Technology And Reform), from 2001 to 2005, which was founded to work with partners around the world in implementing market-based approaches to global environmental problems. Mr. Nitze is a graduate of Harvard College and Oxford University (UK) and received a J. D. degree from Harvard Law School. After a brief practice at the law offices of Sullivan and Cromwell in New York, he spent 14 years with Mobil Oil as a legal counsel, 4 1/2 years of which were spent in Japan.

He served as an Assistant Administrator of the Environmental Protection Agency
(EPA) for International Activities during the Clinton Administration (1994-2001) and Deputy Assistant Secretary of State for the Environment in the Reagan and Bush Administrations (1987-90). Mr. Nitze has written and spoken widely on environmental issues. In 1993-94 and 2002, he taught a new course on forming an international regime to address climate change at the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University. As President of the Alliance to Save Energy, Mr. Nitze led a broad coalition of business, government, labor and consumer interests in supporting and implementing policies and programs to promote energy efficiency. While at the Alliance, Mr. Nitze founded the Alliance's Business Council for Sustainable Energy.

As the Assistant Administrator for International Activities at the EPA from 1994 to the end of the Clinton Administration, Mr. Nitze strengthened the EPA's international role by making it a key player in implementing NAFTA, managing its associated institutions and by making it the lead agency on environmental issues in several bi-national commissions co-chaired by Vice President Al Gore. He made environmental security a focus of the EPA's international work, instituting for the first time a formal working relationship among the Department of Defense, the Department of Energy and EPA on environmental security issues.

RECENT TRANSACTIONS

The following are transactions which we have entered with Mr. Nitze, including all such transactions (and currently proposed transactions) since May 1, 2005, the beginning of our last completed fiscal year, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years:

In March 2006, we issued to Mr. Nitze a convertible promissory note for $31,500, bearing interest at 10% per annum and convertible into Shares at $0.30 per Share, with warrants to purchase 12,600 Shares at a price of $0.60 per Share, for an investment by Mr. Nitze of $31,500. The note provided for its automatic exchange into the next qualified financing, as defined therein, at 110% of the then outstanding balance, including accrued interest. This investment was on the same terms as concurrently made by unaffiliated investors.

In June 2006, we issued to Mr. Nitze 3.56 shares of Series B Convertible Preferred Stock (the "Series B Preferred Shares"), convertible into 118,666 Shares; Series B-1 Warrants to purchase 35,647 Shares at an exercise price of $0.45 per Share, and Series B-2 Warrants to purchase 23,765 Shares at an exercise price of $0.60 per Share, upon the automatic exchange referred to in the preceding paragraph.

In October 2006, in compensation of annual services as a Director, our Board approved the issuance to Mr. Nitze of an option to purchase 100,000 shares of our common stock at an exercise price of $0.30 per share, expiring August 7, 2011, and vesting bi-annually in equal parts, so long as he is still a member of our Board. This option was granted on the same terms as other annual grants approved for the other members of the Board.

From October 2006 to January 2007, we issued to Mr. Nitze one-year promissory notes in the aggregate of $240,000, bearing interest at 10% per annum, for secured loans by Mr. Nitze of $240,000. The notes provide for exchange into the next qualified financing, as defined therein, at 110% of the then outstanding balance, including accrued interest.

In January 2007, to compensate Mr. Nitze for serving as our Acting CEO, our Board approved the issuance of 150,000 shares of Company stock valued at $0.07 per share.

The Company is contemplating a proposed restructuring of certain of its debt in which Mr. Nitze might execute a personal guaranty covering $100,000 of the debt. Should the proposed restructuring take place, we expect, subject to the negotiation of final terms, to compensate Mr. Nitze for executing the personal guaranty by granting him options to purchase shares of our common stock. We can provide no assurance that the proposed restructuring will take place or that any such personal guaranty will be executed on these terms or at all.

The Company is contemplating possible financing opportunities involving the sale of secured convertible notes, subject to the negotiation of terms and the approval of such terms by our Board of Directors. The Company cannot provide any assurances that any such transaction will be consummated on any particular terms or at all, but should such a transaction be consummated, Mr. Nitze may participate in the transaction on the same terms as the other investors.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


HIENERGY TECHNOLOGIES, INC.


January 30, 2006                        /s/ Roger W.A. Spillmann
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(Date)                                  By:  Roger W.A. Spillmann,
                                        Its: President